Exhibit 99.1

Universal Technical Institute Reports Fiscal Year 2026 Third Quarter Results

Total New Student Start Growth Exceeded Expectations Driven by Strong Demand and Continued Momentum Across New Campuses, Reinforcing Confidence in Long-Term North Star Targets

PHOENIX, ARIZ. - August 5, 2026 - Universal Technical Institute, Inc. (NYSE: UTI), a leading workforce solutions provider of transportation, skilled trades and healthcare education programs, reported financial results for the fiscal 2026 third quarter ended June 30, 2026. Universal Technical Institute, Inc. operates in two reportable segments, Universal Technical Institute (UTI) and Concorde Career Colleges (Concorde), and together with its segments and subsidiaries is referred to as the “Company,” “we,” “us” or “our.”
Financial Highlights
•Revenue of $218.9 million, an increase of 7.2% over the comparable period.
•Net income of $2.3 million, a decrease of $8.4 million over the comparable period due to strategic growth expenses.
•Adjusted EBITDA(1) of $18.2 million, a decrease of 27.8% over the comparable period due to $9.0 million in strategic growth expenses.
•Reaffirming confidence in the mid- and long-term financial outlook and revising fiscal 2026 guidance.

Operational Highlights and North Star Strategy Developments
•Average full-time active students of 25,131, an increase of 5.8% versus the comparable period, with total new student starts of 6,342, an increase of 10.9% over the comparable period.
•UTI-Atlanta campus opened in July with initial student starts approximately 30% ahead of the Company’s expectations, highlighting continued demand for UTI’s skilled-trades portfolio and repeatability of the Company’s growth strategy.
•Announcing a key planned milestone within the “Optimization” pillar of North Star, beginning a multi-year transition to a simplified and unified operating model that will enable the Company to leverage enterprise capabilities, standardize processes, streamline operations, and better align resources to support long-term growth.

“Our third quarter results reinforce our confidence in both the demand environment for our students and the strength of the North Star strategy we've been executing," said Jerome Grant, CEO of Universal Technical Institute, Inc. "New student starts grew 11%, exceeding our expectations, driven by a robust performance from our UTI division. Additionally, our newer campuses continue to outperform, with UTI-San Antonio and UTI-Atlanta both tracking well ahead of their launch models, validating the diversification strategy we've been pursuing.

“We have unified all programs under one corporate structure, enabling us to better align resources with demand, improve execution and advance the optimization pillar of North Star while preserving the strength of the UTI and Concorde brands. Over the past several years, we have successfully executed the growth and diversification pillars of North Star, building the programs, campuses and employer relationships needed to meet ever-evolving student demand. That demand is now shifting toward skilled trades faster than anticipated, driving outperformance across newer campuses, capacity expansions and recently launched programs. At the same time, our fourth-quarter high school starts in Auto and Diesel are tracking below plan, as we missed the opportunity to reach every prospective student who expressed interest, creating a clear opportunity to strengthen engagement and improve conversion as we start to look at fiscal 2027.”

Financial Results for the Three-Month Period Ended June 30, 2026 Compared to June 30, 2025
•Revenues increased 7.2% to $218.9 million compared to $204.3 million.
•Operating expenses increased 13.4% to $215.7 million, compared to $190.1 million primarily due to the growth in both UTI and Concorde average full-time active students and strategic growth expenses associated with new campus launches and program expansions currently underway or completed over the last year.
•Operating income of $3.2 million compared to $14.2 million primarily due to strategic growth expenses.
•Net income decreased to $2.3 million compared to $10.7 million primarily due to strategic growth expenses.
•Basic and diluted earnings per share (EPS) were $0.04, compared to $0.20 and $0.19, respectively.
•Adjusted EBITDA(1) decreased 27.8% to $18.2 million compared to $25.3 million due to $9.0 million in strategic growth investments.
•Average full-time active students increased 5.8%, with total new student starts of 6,342 compared to 5,721.
“Our third quarter results reflect continued operational strength across the business, with solid enrollment growth, revenue expansion, and disciplined execution against our North Star strategy,” said Bruce Schuman, CFO of Universal Technical Institute, Inc. “Average full-time active students increased 5.8% year-over-year, while new student starts increased 10.9%, driven by continued momentum across recently launched campuses, new programs and sustained demand across both divisions.

“Based on the timing of fourth-quarter enrollment trends, we are updating our fiscal 2026 outlook to reflect a more measured fourth-quarter expectation. We now expect fiscal 2026 revenue of $893 million to $900 million, baseline Adjusted EBITDA to exceed $135 million and reported Adjusted EBITDA of $100 million to $103 million, giving effect to approximately $35 million of growth investments. We are also tightening our total new student starts outlook, which is now expected to be between 31,900 and 32,300. Importantly, these adjustments reflect largely timing and, to a lesser degree, mix considerations, rather than a change in the underlying demand environment. Employer demand remains strong, student interest continues to be healthy, and our newer campuses and programs continue to perform well. We believe the investments we are making today are strengthening our platform and positioning Universal Technical Institute, Inc. to deliver on the long-term financial targets outlined in our North Star Phase II strategy.”

Financial Results for the Nine-Month Period Ended June 30, 2026 Compared to June 30, 2025
•Revenues increased 7.8% to $661.2 million compared to $613.2 million.
•Operating expenses increased by 15.7% to $641.9 million compared to $554.7 million primarily due to the growth in both UTI and Concorde average full-time active students and costs associated with new campus launches and program expansions currently underway or completed over the last year.
•Operating income decreased 67.0% to $19.3 million compared to $58.5 million primarily due to strategic growth expenses.
•Net income decreased 64.9% to $15.5 million compared to $44.3 million primarily due to strategic growth expenses.
•Basic and diluted EPS were $0.28 compared to $0.82 and $0.80, respectively.
•Adjusted EBITDA(1) decreased 33.6% to $59.5 million compared to $89.7 million due to approximately $27.6 million in strategic growth investments.
•Average full-time active students increased 6.7%, with total new student starts of 19,360 compared to 17,684.

Balance Sheet and Liquidity
At June 30, 2026, total available liquidity was $180.5 million including cash and cash equivalents, short-term investments, and capacity from our revolving credit facility. Total debt at June 30, 2026 was $160.0 million, including $95.0 million drawn on the revolving credit facility. As of June 30, 2026, the Company incurred $85.4 million of cash capital expenditures ("capex") driven primarily by investments in new campus and program expansions for both UTI and Concorde, along with spending associated with curriculum and equipment refresh and upgrades, facility and leasehold improvements and IT investments.

Updated Fiscal 2026 Financial Outlook

	Previous	Updated
	FY 2026	FY 2026
($ in millions, except EPS)	Guidance	Guidance
New student starts	31,500 - 33,000	31,900 - 32,300
Revenue	$905 - 915	$893 - 900
Net Income	$40 - 45	$32 - 36
Diluted EPS	$0.71 - 0.80	$0.57 - 0.64
Adjusted EBITDA(1)	$114 - 119	$100 - 103
Adjusted free cash flow(1)(2)	$20 - 25	$(20) - 0
(1)    See the "Use of Non-GAAP Financial Information" below. For a detailed reconciliation of the non-GAAP measures, see the tables following the earnings release.
(2)    For FY 2026, assumes approximately $110 million of cash capex, including investments for new campus launches and program expansions, and maintenance capex.
For the Company’s most recent investor presentation and quarterly financial supplement, please see its investor relations website at https://investor.uti.edu.
Conference Call
Management will hold a conference call to discuss the financial results for the fiscal 2026 third quarter ended June 30, 2026, on Wednesday, August 5, 2026, at 4:30 p.m. ET.
To participate in the live call, investors are invited to dial (844) 881-0138 (domestic) or (412) 317-6790 (international). A live webcast of the call will be available via the Universal Technical Institute, Inc. investor relations website at https://investor.uti.edu. Please go to the website at least 10 minutes early to register, download and install any necessary audio software. The conference call webcast will be archived for fourteen days at https://investor.uti.edu. Alternatively, the telephone replay can be accessed through August 19, 2026, by dialing (855) 669-9658 (domestic) or (412) 317-0088 (international) and entering passcode 2037119.

Use of Non-GAAP Financial Information
In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company also discloses certain non-GAAP financial information in this press release and may similarly disclose non-GAAP financial information on the related conference call. These financial measures are not recognized measures under GAAP and are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company discloses these non-GAAP financial measures because it believes that they provide investors an additional analytical tool to clarify its results of operations and identify underlying trends. Additionally, the Company believes that these measures may also help investors compare its performance on a consistent basis across time periods. Additional details on our non-GAAP measures and the tables reconciling these measures to the most directly comparable GAAP measure are provided below.
Adjusted EBITDA: The Company defines adjusted EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation and amortization, adjusted for stock-based compensation expense and items not considered normal recurring operations.
Adjusted Free Cash Flow: The Company defines adjusted free cash flow as net cash provided by (used in) operating activities less capital expenditures, adjusted for items not considered normal recurring operations.
Management utilizes adjusted figures as performance measures internally for operating decisions, strategic planning, annual budgeting and forecasting. For the periods presented, our adjustments for items that management does not consider to be normal recurring operations include:
•Acquisition-related costs: We have excluded costs associated with both potential and announced acquisitions to allow for comparable financial results to historical operations and forward-looking guidance.

•Integration-related costs for completed acquisitions: We have excluded integration costs related to business structure realignment and new programs for recent acquisitions to allow for comparable financial results to historical operations and forward-looking guidance. In addition, the nature and amount of such charges vary significantly based on the size and timing of the programs. By excluding the referenced expenses from our non-GAAP financial measures, our management is able to further evaluate our ability to utilize existing assets and estimate their long-term value. Furthermore, our management believes that the adjustment of these items supplements the GAAP information with a measure that can be used to assess the sustainability of our operating performance.
•Restructuring costs: In May 2026, management approved and implemented phase I of a multi-phase restructuring plan across all segments to simplify how we operate, improve student acquisition and better align our resources behind the highest-return opportunities across the business. Additional phases of this restructuring plan will be rolled out over the next three years as part of our continued focus on optimization and to better align resources to support our overall growth strategy. In December 2023, we announced plans to consolidate the two Houston, Texas campus locations to align the curriculum, student facing systems, and support services to better serve students seeking careers in in-demand fields. As part of the transition, the MIAT Houston campus, acquired in November 2021, began a phased teach-out in May 2024, and such campus began operating under the UTI brand.
To obtain a complete understanding of our performance, these measures should be examined in connection with net income (loss) and net cash provided by (used in) operating activities, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission (“SEC”). Because the items excluded from these non-GAAP measures are significant components in understanding and assessing our financial performance under GAAP, these measures should not be considered to be an alternative to net income (loss) or net cash provided by (used in) operating activities as a measure of our operating performance or liquidity. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may define and calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure across similarly titled performance measures presented by other companies. A reconciliation of the historical non-GAAP financial measures to the most directly comparable GAAP measures is provided below and investors are encouraged to review the reconciliations.

Forward Looking Statements
All statements contained in this press release and the related conference call, other than statements of historical fact, are "forward-looking" statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These forward-looking statements which address our expected future business and financial performance, may contain words such as "goal," "target," "future," "estimate," "expect," "anticipate," "intend," "plan," "believe," "seek," "project," "may," "should," "will," the negative form of these expressions or similar expressions. Examples of forward-looking statements include, among others, statements regarding (1) the Company’s expectation that it will meet its fiscal year 2026 guidance for new student start growth, revenue growth, net income, diluted earnings per share, Adjusted EBITDA and Adjusted Free Cash Flow; (2) the Company’s expectation that it will continue to expand its value proposition and build a business that can grow in double digits with potential upside, regardless of the economic environment; and (3) the Company’s expectation that it will succeed in new program launches next year. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could affect our actual results include, among other things, failure of our schools to comply with the extensive regulatory requirements for school operations; shifts in higher education laws, regulation and policy at the federal and state levels; our failure to maintain eligibility for or our ability to process federal student financial assistance funds; the effect of current and future Title IV Program regulations arising out of negotiated rulemakings, including any potential reductions in funding or restrictions on the use of funds received through Title IV Programs; the effect of future legislative or regulatory initiatives related to veterans’ benefit programs; continued Congressional examination of the for-profit education sector; regulatory investigations of, or actions commenced against, us or other companies in our industry; our failure to execute on our growth and diversification strategy, including effectively identifying, establishing and operating additional schools, programs or campuses; our failure to realize the expected benefits of our acquisitions, or our failure to successfully integrate our acquisitions.; our failure to improve underutilized capacity at certain of our campuses; enrollment declines or challenges in our students’ ability to find employment as a result of macroeconomic conditions; our failure to maintain and expand existing industry relationships and develop new industry relationships; our ability to update and expand the content of existing programs and develop and integrate new programs in a timely and cost-effective manner while maintaining positive student outcomes; a loss of our senior management or other key employees; failure to comply with the restrictive covenants and our ability to pay the amounts when due under the credit agreement; the effect of our principal stockholder owning a significant percentage of our capital stock, and thus being able to influence certain corporate matters and the potential in the future to gain substantial control over our company; the effect of public health pandemics, epidemics or outbreak, including COVID-19, and other risks that are described from time to time in our public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the company's filings with the SEC. Any forward-looking statements made by us in this press release and the related conference call are based only on information currently available to us and speak only as of the date on which it is made. We expressly disclaim any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

Social Media Disclosure
Universal Technical Institute, Inc uses its websites (https://www.uti.edu/, https://concorde.edu, and https://investor.uti.edu/) and LinkedIn pages (https://www.linkedin.com/school/universal-technical-institute/ and https://www.linkedin.com/school/concorde-career-colleges/) as channels of distribution of information about its programs, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and the Company may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company's website and its social media accounts in addition to following the company's press releases, SEC filings, public conference calls, and webcasts.

About Universal Technical Institute, Inc.
Founded in 1965, Universal Technical Institute, Inc. (NYSE: UTI) is a national leader in workforce solutions for transportation, skilled trades, healthcare and dental education programs. The company’s industry-aligned programs are offered at 35 campuses nationwide and online under the brands Universal Technical Institute (UTI) and Concorde Career Colleges and include auto/diesel, aviation, welding, HVACR, electrical and energy, allied health, dental, nursing, patient care and diagnostic training. For more information, visit www.uti.edu or www.concorde.edu; LinkedIn at @UniversalTechnicalInstitute and @Concorde Career Colleges; or X at @news_UTI and @ConcordeCareer.

Company Contact:
Matt Kempton
VP Corporate Finance & Investor Relations
Universal Technical Institute, Inc.
(623) 445-9392
mkempton@uti.edu

Media Contact:
Susan Aspey
Vice President, Corporate Affairs & External Communications
Universal Technical Institute, Inc.
(202) 549-0534
saspey@uti.edu

Investor Relations Contact:
Matt Glover or Ralf Esper
Gateway Group, Inc.
(949) 574-3860
UTI@gateway-grp.com

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
Revenues	$218,907	$204,298	$661,153	$613,174
Operating expenses:
Educational services and facilities	118,334	105,604	346,211	308,233
Selling, general and administrative	97,328	84,542	295,671	246,458
Total operating expenses	215,662	190,146	641,882	554,691
Income from operations	3,245	14,152	19,271	58,483
Other income (expense):
Interest income	764	1,445	3,370	4,833
Interest expense	(1,013)	(1,394)	(2,977)	(4,724)
Other income (expense), net	103	149	30	123
Total other (expense) income, net	(146)	200	423	232
Income before income taxes	3,099	14,352	19,694	58,715
Income tax expense	(820)	(3,689)	(4,155)	(14,453)
Net income	$2,279	$10,663	$15,539	$44,262

Earnings per share:
Net income per share - basic	$0.04	$0.20	$0.28	$0.82
Net income per share - diluted	$0.04	$0.19	$0.28	$0.80

Weighted average number of shares outstanding:
Basic	55,075	54,412	54,891	54,260
Diluted	55,935	55,635	55,818	55,502

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value and per share amounts)
(Unaudited)

	June 30, 2026	September 30, 2025
Assets
Cash and cash equivalents	$130,060	$127,361
Restricted cash	5,871	6,769
Short-term investments	40,060	41,784
Receivables, net	49,824	46,078
Notes receivable, current portion	6,707	6,597
Prepaid expenses	17,456	12,526
Other current assets	8,103	5,517
Total current assets	258,081	246,632
Property and equipment, net	338,764	285,852
Goodwill	28,459	28,459
Intangible assets, net	25,535	17,352
Notes receivable, less current portion	45,439	41,109
Right-of-use assets for operating leases	182,004	178,861
Deferred tax assets, net	2,324	4,283
Other assets	17,256	23,591
Total assets	$897,862	$826,139
Liabilities and Shareholders’ Equity
Accounts payable and accrued expenses	$105,763	$104,644
Deferred revenue	70,720	91,525
Operating lease liabilities, current portion	14,814	16,967
Long-term debt, current portion	2,993	2,865
Other current liabilities	4,004	13,670
Total current liabilities	198,294	229,671
Deferred tax liabilities, net	4,144	4,144
Operating lease liabilities	184,623	174,838
Long-term debt	157,041	84,234
Other liabilities	9,454	5,142
Total liabilities	553,556	498,029
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value, 100,000 shares authorized, 55,177 and 54,512 shares issued, 55,095 and 54,430 shares outstanding as of June 30, 2026 and September 30, 2025, respectively.	6	5
Paid-in capital	226,727	226,031
Treasury stock, at cost, 82 shares as of June 30, 2026 and September 30, 2025.	(365)	(365)
Retained earnings	117,066	101,527
Accumulated other comprehensive income	872	912
Total shareholders’ equity	344,306	328,110
Total liabilities and shareholders’ equity	$897,862	$826,139

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income	$15,539	$44,262
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,361	24,452
Amortization of right-of-use assets for operating leases	19,656	17,492
Provision for credit losses	22,403	15,063
Stock-based compensation	9,426	6,402
Deferred income taxes	1,999	579
Training equipment credits earned, net	487	(108)
Unrealized gain (loss) on interest rate swaps, net of taxes	121	(92)
Other gains (losses), net	545	1,179
Changes in assets and liabilities:
Receivables	(26,477)	(21,895)
Prepaid expenses and other current assets	(11,684)	(4,499)
Other assets	2,155	(5,383)
Notes receivable	(4,440)	(4,051)
Accounts payable, accrued expenses and other current liabilities	4,371	6,455
Deferred revenue	(20,805)	(25,495)
Income tax payable/receivable	(7,064)	3,598
Operating lease liabilities	(15,167)	(16,758)
Other liabilities	(2,024)	(975)
Net cash provided by operating activities	17,402	40,226
Cash flows from investing activities:
Purchase of property and equipment	(80,900)	(25,499)
Capitalized costs for intangible assets	(4,496)	—
Purchase of investments	(57,347)	(54,648)
Proceeds from sale of investments	31,668	—
Proceeds received upon maturity of investments	31,300	1,874
Proceeds from insurance policy	37	—
Net cash used in investing activities	(79,738)	(78,273)
Cash flows from financing activities:
Proceeds from revolving credit facility	195,000	6,000
Payments on revolving credit facility	(120,000)	(56,000)
Payment of term loans and finance leases	(2,133)	(2,010)
Proceeds from stock option exercises	—	659
Payment of payroll taxes on stock-based compensation through shares withheld	(8,730)	(4,675)
Net cash provided by (used in) financing activities	64,137	(56,026)
Change in cash, cash equivalents and restricted cash	1,801	(94,073)
Cash and cash equivalents, beginning of period	127,361	161,900
Restricted cash, beginning of period	6,769	5,572
Cash, cash equivalents and restricted cash, beginning of period	134,130	167,472
Cash and cash equivalents, end of period	130,060	70,672
Restricted cash, end of period	5,871	2,727
Cash, cash equivalents and restricted cash, end of period	$135,931	$73,399

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL NON-FINANCIAL AND FINANCIAL INFORMATION BY SEGMENT
(In thousands, except for Student Metrics)
(Unaudited)

Student Metrics

	Three Months Ended June 30, 2026			Three Months Ended June 30, 2025
	UTI	Concorde	Total	UTI	Concorde	Total
Total new student starts	3,491	2,851	6,342	2,829	2,892	5,721
Year-over-year growth	23.4%	(1.4)%	10.9%	(3.0)%	9.1%	2.8%
Average full-time active students	14,767	10,364	25,131	14,205	9,552	23,757
Year-over-year growth	4.0%	8.5%	5.8%	8.9%	18.8%	12.7%
End of period full-time active students	14,602	9,806	24,408	13,874	8,495	22,369
Year-over-year growth	5.2%	15.4%	9.1%	9.4%	14.1%	11.1%

	Nine Months Ended June 30, 2026			Nine Months Ended June 30, 2025
	UTI	Concorde	Total	UTI	Concorde	Total
Total new student starts	10,494	8,866	19,360	9,173	8,511	17,684
Year-over-year growth	14.4%	4.2%	9.5%	13.7%	16.2%	14.9%
Average full-time active students	15,557	10,568	26,125	14,815	9,659	24,474
Year-over-year growth	5.0%	9.4%	6.7%	7.9%	16.9%	11.3%
End of period full-time active students	14,602	9,806	24,408	13,874	8,495	22,369
Year-over-year growth	5.2%	15.4%	9.1%	9.4%	14.1%	11.1%

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL NON-FINANCIAL AND FINANCIAL INFORMATION BY SEGMENT
(In thousands)
(Unaudited)

Financial Summary by Segment and Consolidated

As part of Phase II of our North Star growth strategy and to support our new campus growth initiatives, we have further refined our operating model to best pursue future growth goals and support the business. In furtherance of the foregoing, we have centralized the operations of our accounting, finance, information technology, human resources, and real estate departments to leverage economies of scale and create efficiencies to support our continued growth. Due to this centralization, as of October 1, 2025, we have adjusted our allocation methodology to allocate the majority of the Corporate segment’s costs to the UTI and Concorde segments based upon a percentage of revenue. Due to these changes in allocation methodology, the prior year segment disclosures have been recast for comparability to the current year presentation.

	Three Months Ended June 30, 2026				Three Months Ended June 30, 2025
	UTI	Concorde	Corporate	Consolidated	UTI	Concorde	Corporate	Consolidated
Revenue	$138,015	$80,892	$—	$218,907	$131,462	$72,836	$—	$204,298
Total operating expenses	132,201	77,721	5,740	215,662	113,737	71,713	4,696	190,146
Net income (loss)	5,020	3,130	(5,871)	2,279	16,439	1,084	(6,860)	10,663

	Nine Months Ended June 30, 2026				Nine Months Ended June 30, 2025
	UTI	Concorde	Corporate	Consolidated	UTI	Concorde	Corporate	Consolidated
Revenue	$423,577	$237,576	$—	$661,153	$397,168	$216,006	$—	$613,174
Total operating expenses	397,732	230,815	13,335	641,882	339,181	204,301	11,209	554,691
Net income (loss)	23,420	6,683	(14,564)	15,539	54,315	11,591	(21,644)	44,262

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL NON-FINANCIAL AND FINANCIAL INFORMATION BY SEGMENT
(In thousands)
(Unaudited)

Major Expense Categories by Segment and Consolidated

	Three Months Ended June 30, 2026
	UTI	Concorde	Corporate	Consolidated
Operating Expenses
Compensation and benefits	$58,274	$36,699	$19,898	$114,871
Advertising	16,243	9,696	208	26,147
Occupancy	10,882	6,655	976	18,513
Student related	12,326	5,494	—	17,820
General operations	6,157	4,605	5,634	16,396
Depreciation and amortization	7,284	2,751	375	10,410
Professional and contract services	2,318	1,297	4,258	7,873
Other expenses	1,969	711	952	3,632
Corporate support	16,748	9,813	(26,561)	—
Total Operating Expenses	$132,201	$77,721	$5,740	$215,662

	Three Months Ended June 30, 2025
	UTI	Concorde	Corporate	Consolidated
Operating Expenses
Compensation and benefits	$51,230	$34,122	$17,423	$102,775
Advertising	15,008	7,534	153	22,695
Occupancy	9,920	6,494	233	16,647
Student related	7,671	6,122	—	13,793
General operations	5,532	5,123	3,146	13,801
Depreciation and amortization	6,048	1,939	328	8,315
Professional and contract services	2,360	1,264	4,590	8,214
Other expenses	1,648	1,182	1,076	3,906
Corporate support	14,320	7,933	(22,253)	—
Total Operating Expenses	$113,737	$71,713	$4,696	$190,146

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL NON-FINANCIAL AND FINANCIAL INFORMATION BY SEGMENT
(In thousands)
(Unaudited)

Major Expense Categories by Segment and Consolidated

	Nine Months Ended June 30, 2026
	UTI	Concorde	Corporate	Consolidated
Operating Expenses
Compensation and benefits	$169,703	$109,649	$58,410	$337,762
Advertising	53,213	28,988	607	82,808
Occupancy	32,035	19,255	2,866	54,156
Student related	34,648	16,588	—	51,236
General operations	21,818	13,534	16,283	51,635
Depreciation and amortization	20,326	6,991	1,044	28,361
Professional and contract services	7,516	3,857	13,212	24,585
Other expenses	5,862	2,345	3,132	11,339
Corporate support	52,611	29,608	(82,219)	—
Total Operating Expenses	$397,732	$230,815	$13,335	$641,882

	Nine Months Ended June 30, 2025
	UTI	Concorde	Corporate	Consolidated
Operating Expenses
Compensation and benefits	$153,120	$98,130	$49,575	$300,825
Advertising	44,536	22,791	551	67,878
Occupancy	28,245	18,206	674	47,125
Student related	26,511	17,010	—	43,521
General operations	14,479	12,985	8,322	35,786
Depreciation and amortization	17,947	5,499	1,006	24,452
Professional and contract services	7,330	3,868	13,457	24,655
Other expenses	4,860	2,777	2,812	10,449
Corporate support	42,153	23,035	(65,188)	—
Total Operating Expenses	$339,181	$204,301	$11,209	$554,691

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended June 30, 2026
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$5,020	$3,130	$(5,871)	$2,279
Interest expense (income), net	793	41	(585)	249
Income tax expense	—	—	820	820
Depreciation and amortization	7,284	2,751	375	10,410
EBITDA	13,097	5,922	(5,261)	13,758
Stock-based compensation expense	475	248	2,247	2,970
Integration-related costs for completed acquisitions	—	—	421	421
Restructuring costs	712	230	154	1,096
Adjusted EBITDA, non-GAAP	$14,284	$6,400	$(2,439)	$18,245

	Three Months Ended June 30, 2025
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$16,439	$1,084	$(6,860)	$10,663
Interest expense (income), net	1,288	39	(1,378)	(51)
Income tax expense	—	—	3,689	3,689
Depreciation and amortization	6,048	1,939	328	8,315
EBITDA	23,775	3,062	(4,221)	22,616
Stock-based compensation expense	464	208	1,986	2,658
Adjusted EBITDA, non-GAAP	$24,239	$3,270	$(2,235)	$25,274

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Nine Months Ended June 30, 2026
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$23,420	$6,683	$(14,564)	$15,539
Interest expense (income), net	2,426	79	(2,898)	(393)
Income tax expense	—	—	4,155	4,155
Depreciation and amortization	20,326	6,991	1,044	28,361
EBITDA	46,172	13,753	(12,263)	47,662
Stock-based compensation expense	1,454	747	7,225	9,426
Integration-related costs for completed acquisitions	—	—	1,356	1,356
Restructuring costs	712	230	154	1,096
Adjusted EBITDA, non-GAAP	$48,338	$14,730	$(3,528)	$59,540

	Nine Months Ended June 30, 2025
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$54,315	$11,591	$(21,644)	$44,262
Interest expense (income), net	3,682	114	(3,905)	(109)
Income tax expense	—	—	14,453	14,453
Depreciation and amortization	17,947	5,499	1,006	24,452
EBITDA	75,944	17,204	(10,090)	83,058
Stock-based compensation expense	1,370	476	4,556	6,402
Acquisition-related costs	—	—	873	873
Integration-related costs for completed acquisitions(1)	—	—	(700)	(700)
Restructuring costs	43	—	—	43
Adjusted EBITDA, non-GAAP	$77,357	$17,680	$(5,361)	$89,676

(1)    During the nine months ended June 30, 2025, the Company received $0.7 million in funds in final settlement of the outstanding escrow accounts affiliated with the purchase of Concorde on December 1, 2022.

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Nine Months Ended June 30,
	2026	2025
Net cash provided by operating activities, as reported	$17,402	$40,226
Purchase of property and equipment	(80,900)	(25,499)
Capitalized costs for intangible assets	(4,496)	—
Free cash flow, non-GAAP	(67,994)	14,727
Adjustments:
Cash outflow (inflow) for integration-related costs for completed acquisitions(1)	1,986	(700)
Cash outflow for acquisition-related costs	—	873
Cash outflow for restructuring costs	411	59
Adjusted free cash flow, non-GAAP	$(65,597)	$14,959

(1)    During the nine months ended June 30, 2025, the Company received $0.7 million in funds in final settlement of the outstanding escrow accounts affiliated with the purchase of Concorde on December 1, 2022.

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL
INFORMATION FOR UPDATED FISCAL 2026 GUIDANCE
(In thousands)
(Unaudited)

For each of the non-GAAP reconciliations provided for updated fiscal 2026 guidance, we are reconciling to the midpoint of the guidance range. The adjustments reflected below for updated fiscal 2026 are illustrative only and may change throughout the year, both in amount or the adjustments themselves.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Fiscal 2026 Guidance

Updated
Twelve Months Ended
September 30,
2026
Net income	~$34,000
Interest expense (income), net	~200
Income tax expense	~12,500
Depreciation and amortization	~39,500
EBITDA	~86,200
Stock-based compensation expense	~12,300
Integration-related costs for completed acquisitions	~2,000
Restructuring costs	~1,000
Adjusted EBITDA, non-GAAP	~$101,500
FY 2026 Guidance Range	~$100,000 - 103,000

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow for Fiscal 2026 Guidance

Updated
Twelve Months Ended
September 30,
2026
Net cash provided by operating activities	~$97,000
Purchase of property and equipment & capitalized costs for intangible assets	~(110,000)
Free cash flow, non-GAAP	~(13,000)
Adjustments:
Cash outflow for integration-related costs for completed acquisitions	~2,000
Cash outflow for restructuring costs	~1,000
Adjusted free cash flow, non-GAAP	~$(10,000)
FY 2026 Guidance Range	~$(20,000) - 0